EXHIBIT B-1(a)


                                 AMENDMENT NO. 1
                            TO MASTER FACILITY LEASE


     AMENDMENT, dated as of October 13, 2005, to the Master Facility Lease, dated as of January 1, 2001 (the "Master Lease"), between OHIO EDISON COMPANY, and Ohio corporation (the "OE Lessor"), PENNSYLVANIA POWER COMPANY, a Pennsylvania corporation (the "PP Lessor"), THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, an Ohio corporation (the "CEI Lessor"), THE TOLEDO EDISON COMPANY, an Ohio corporation (the "TE Lessor") (collectively, the "Lessors" and each, a "Lessor") and FIRSTENERGY GENERATION CORP., an Ohio Corporation (the "Lessee").

                                   WITNESSETH:


     WHEREAS, the Lessors and the Lessee are parties to the Master Lease; and

     WHEREAS, the parties desire to amend the Master Lease to correct an inadvertent error in the calculation of the purchase price of the Mansfield 2 Generating Unit as reflected on Exhibit C to the Master Lease.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Amendment of Exhibit C. Exhibit C to the Master Lease is hereby amended and restated in its entirety as attached hereto.

     2. Effective Time of Amendment. The Master Lease shall be deemed to have been amended by this Amendment effective as of the time of the execution and delivery of this Amendment.

     3. Defined Terms. Capitalized terms used herein and not otherwise defined are used in this Amendment as used or defined in the Master Lease.

     4. Agreement Remains in Force. Except as expressly set forth in this Amendment, the Master Lease remains unmodified and in full force and effect.

     5. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Ohio.

     6. Counterparts. This Amendment may be executed in any number of counterparts and by each of the parties hereto or thereto on separate counterparts, all of such counterparts together constituting but one and the same instrument.


                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                       FIRSTENERGY GENERATION CORP.



                                       By: /s/ David W. Whitehead
                                           ----------------------
                                           Name:
                                           Title:



                                       OHIO EDISON COMPANY



                                       By: /s/ David W. Whitehead
                                           ----------------------
                                           Name:
                                           Title:



                                       PENNSYLVANIA POWER COMPANY



                                       By: /s/ David W. Whitehead
                                           ----------------------
                                           Name:
                                           Title:



                                       THE CLEVELAND ELECTRIC ILLUMINATING
                                       COMPANY



                                       By: /s/ David W. Whitehead
                                           ----------------------
                                           Name:
                                           Title:



                                       THE TOLEDO EDISON COMPANY



                                       By: /s/ David W. Whitehead
                                           ----------------------
                                           Name:
                                           Title:

                                                                       Exhibit C


               THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, LESSOR


                      FirstEnergy Generation Corp., Lessee



                                    Semmiannual            Purchase
        Generating                     Rent                 Price

Ashtabula C - 100%               $        266,200.       $       4,000,000.
Ashtabula 5 - 100%                      1,663,750.              25,000,000.
Eastlake 1 - 100%                         865,150.              13,000,000.
Eastlake 2 - 100%                         798,600.              12,000,000.
Eastlake 3 - 100%                         865,150.              13,000,000.
Eastlake 4 - 100%                       1,650,937.              24,807,472.
Eastlake 5 - 100%                       8,497,923.             127,692,304.
Lakeshore 18 - 100%                     1,611,672.              24,217,463.
Mansfield 2 - 1.68%                        93,150.               6,000,000.
Sammis 7 - 31.2%                        3,711,091.              55,763,957.
Seneca - 100%                           5,719,694.              85,945,809.
Eastlake Peaking                           77,546.               1,165,228.
Lakeshore Peaking                              92.                   1,387.
                                  ---------------

Total Semiannual Rent             $    25,820,955.




                                       3